UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2018

Golden Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	000-24993	41-1913991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6595 S Jones Blvd., Las Vegas, Nevada	89118
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 893-7777

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b 2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07Submission of Matters to a Vote of Security Holders.

Golden Entertainment, Inc. (the “Company”) held its 2018 annual meeting of shareholders on June 5, 2018 (the “Annual Meeting”), at which the Company’s shareholders voted on the matters set forth below.

PROPOSAL 1: Election of Directors

	Votes For	Votes Withheld	Broker Non-Votes
Blake L. Sartini	22,105,499	513,369	3,673,975
Lyle A. Berman	22,065,638	553,230	3,673,975
Timothy J. Cope	20,604,051	2,014,817	3,673,975
Mark A. Lipparelli	22,192,447	426,421	3,673,975
Robert L. Miodunski	22,051,230	567,638	3,673,975
Neil I. Sell	21,513,604	1,105,264	3,673,975
Terrence L. Wright	20,251,576	2,367,292	3,673,975

Each of the foregoing directors was elected.

PROPOSAL 2: To Approve, on a Non-Binding Advisory Basis, the Compensation of the Company's Named Executive Officers as Disclosed in the Proxy Statement for the Annual Meeting

Votes For	Votes Against	Abstentions	Broker Non-Votes
22,318,834	292,331	7,703	3,673,975

The foregoing Proposal 2 was approved.

PROPOSAL 3: To Ratify the Appointment of Ernst & Young LLP as the Company's Independent Registered Public Accounting Firm for the Year Ending December 31, 2017

Votes For	Votes Against	Abstentions	Broker Non-Votes
26,163,509	111,727	17,607	—

The foregoing Proposal 3 was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GOLDEN ENTERTAINMENT, INC. (Registrant)

Date: June 5, 2018	/s/ Charles H. Protell
	Name:	Charles H. Protell
	Title:	Executive Vice President,
Chief Strategy Officer and Chief Financial Officer